UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2009, Portland General Electric Company (the "Company") entered into an Agreement Concerning Indemnification and Related Matters (the "Agreement") with each of the Company's directors.

The Agreement requires the Company to indemnify the director, to the fullest extent permitted by law, against all expenses, judgments, fines and amounts paid in settlement, incurred by the director in connection with any proceeding, whether of a civil, criminal, administrative or investigative nature, in which the director may be or may have been involved as a party, witness or otherwise, by reason of the fact that he or she was a director or officer of the Company or by reason of the fact that he or she was serving, at the request of the Company, in certain capacities for other entities. In addition, the Agreement provides for the advancement of expenses, including attorney fees, incurred by the director in defending against any such proceeding.

The Agreement sets out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

The Agreement also provides that the director will have no monetary liability of any kind in respect of his or her errors or omissions in serving the Company or any of its subsidiaries, their respective shareholders or any other enterprise at the request of the Company, so long as such errors or omissions are not shown by clear and convincing evidence to have involved (i) any breach of the director's duty of loyalty to such entities, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, (iv) any unlawful distribution (as defined), or (v) profits made from the purchase and sale by the director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of state law.

The foregoing description is only a summary of certain provisions of the Agreement, and is qualified in its entirety by reference to the Agreement, itself, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
  Exhibits

Exhibit Description

10.1 Form of Agreement Concerning Indemnification and Related Matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	December 23, 2009	By:	/s/ Maria M. Pope
Maria M. Pope Senior Vice President, Chief Financial Officer and Treasurer